Agreement

Among

Beijing SinoTech Institute of Mineral Exploration Co., Ltd.,

Lueyang Longda Stone Casting Co., Ltd.

And

Yunnan Feishang Mining Co., Ltd.

Concerning

Transfer of

 Equity of Longchuan Metals and Stones Mining Co., Ltd.

And

Exploration Right of Silver and Multi-Metallic Ore in Jinshizhang District

28 December 2007

Whereas:

1. Longchuan Metals and Stones Mining Co., Ltd. (“LMSM”) is a company with limited liability, which has RMB2,000,000 registered capital and the legal representative of which is Huanghao.

2. LMSM has two shareholders, of which Beijing SinoTech Institute of Mineral Exploration Co., Ltd. contributes RMB1,400,000, accounting for 70% of the registered capital, and Lueyang Longda Stone Casting Co., Ltd. contributed RMB600,000, accounting for 30% of the registered capital.

3. Beijing SinoTech Institute of Mineral Exploration Co., Ltd. holds the exploration right of Silver and Multi-Metallic Ore, Jinshizhang District, Longchuan County, Guangdong Province (Exploration Right License No. 0100000720203; area: 52.67 km2; owner of exploration right: Beijing SinoTech Institute of Mineral Exploration Co., Ltd.; hereinafter referred to as “Exploration Right of Silver and Multi-Metallic Ore in Jinshizhang District” or “Exploration Right”). Beijing SinoTech Institute of Mineral Exploration Co., Ltd. clearly announces that 30% of the Exploration Right belongs to Lueyang Longda Stone Casting Co., Ltd.

4. Yunnan Feishang Mining Co., Ltd. is a company engaged in long-term investment in nonferrous metals resources and energy resources.

5. Beijing SinoTech Institute of Mineral Exploration Co., Ltd. and Lueyang Longda Stone Casting Co., Ltd. plan to transfer their 45% equity in LMSM and 45% of Exploration Right of Silver and Multi-Metallic Ore in Jinshizhang District to Yunnan Feishang Mining Co., Ltd., and Yunnan Feishang Mining Co., Ltd. agrees to accept transfer of the said equity and right.

Therefore, pursuant to Contract Law of the People’s Republic of China, Company Law of the People’s Republic of China, and other laws and regulations, Beijing SinoTech Institute of Mineral Exploration Co., Ltd., Lueyang Longda Stone Casting Co., Ltd. and Yunnan Feishang Mining Co., Ltd. enter into this Agreement on transfer by Beijing SinoTech Institute of Mineral Exploration Co., Ltd. and Lueyang Longda Stone Casting Co., Ltd. of their 45% equity in LMSM and 45% Exploration Right of Silver and Multi-Metallic Ore in Jinshizhang District to Yunnan Feishang Mining Co., Ltd.

Article 1

Parties to the Agreement

1.1

Beijing SinoTech Institute of Mineral Exploration Co., Ltd. (“Party A”)

Legal representative: Wang Jingbin

Coordinator: Fu Shuixing

Address: Courtyard 5, Anwaibei Garden, Chaoyang District, Beijing City

Postcode: 100012

Tel: 010-84921995

Fax: 010-84927639

Bank: Beijing Beichen Road Sub-branch of Industrial and Commercial Bank of China

A/C number: 0200041809024595460

1.2

Lueyang Longda Stone Casting Co., Ltd. (“Party B”)

Legal representative: Jiang Jiajing

Coordinator: Bai Xiaojun

Address: Lueyang Longda Stone Casting Co., Ltd., Shaanxi Province

Postcode: 724300

Tel: 0916-4834629; 13809169956

Fax: 0916-4822420

Bank: Hanzhong City Beituanjie Street Sub-branch, ICBC,

A/C No.: 2606050319200036828

1.3

Yunnan Feishang Mining Co., Ltd. (“Party C”)

Legal representative: Jia Zhigang

Address: 205, 14/F, Meiya Building, Renmin Road Central, Kunming City

Coordinator: Li Haitao

Postcode: 650051

Tel: 0755-82991306

Fax: 0755-82991769

Article 2

Object of Transfer

2.1 Party A agrees to transfer its 15% equity in LMSM and 15% Exploration Right of Silver and Multi-Metallic Ore in Jinshizhang District to Party C pursuant to the Agreement, and Party C agrees to accept the transfer of the said equity and right.

2.2 Party B agrees to transfer its 30% equity in LMSM and 30% Exploration Right of Silver and Multi-Metallic Metallic Ore in Jinshizhang District to Party C pursuant to the Agreement, and Party C agrees to accept the transfer of the said equity and right.

2.3 Once this Agreement becomes effective, Party C shall enjoy and fulfill the rights and obligations as shareholder in proportion to the transferred equity and exploration right pursuant to Company Law and the Articles of Association of LMSM.

Article 3

Transfer Price and Terms of Payment

3.1 Pricing principle for transfer price

Whereas both Party A and Party B agree to transfer Exploration Right of Silver and Multi-Metallic Ore in Jinshizhang District to LMSM, therefore the three parties agree to calculate the transfer price under the Agreement based on the net assets of LMSM and the value of the said exploration right. Specifically:

3.1.1 Value of the exploration right

Party A has entrusted Guangzhou Weineng Mining Right Valuation Office to valuate the exploration right under the Agreement, which exploration right covers General Exploration (Detailed Exploration Area) of Silver and Multi-Metallic Metallic Ore, Jinshizhang District, Guangdong Province, and General Exploration (Preliminary Exploration Area) of Silver and Multi-Metallic Ore, Longchuan County, Jinshizhang District, Guangdong Province. Following is the valuation result:

The “General Exploration Right (Detailed Exploration Area) of Silver and Multi-Metallic Ore, Jinshizhang District, Guangdong Province” is valuated at RMB78,729,900 (Renminbi seventy-eight million seven hundred and twenty-nine thousand nine hundred), and the “General Exploration Right (Preliminary Exploration Area) of Silver and Multi-Metallic Ore, Jinshizhang District, Longchuan County, Guangdong Province” is valuated at RMB5,706,400 (Renminbi five million seven hundred and six thousand four hundred). Altogether, the General Exploration Right (Detailed Exploration Area) of Silver and Multi-Metallic Ore, Jinshizhang District, Guangdong Province and the General Exploration Right (Preliminary Exploration Area) of Silver and Multi-Metallic Ore, Jinshizhang District, Longchuan County,

Guangdong Province are valuated at RMB84,436,300 (Renminbi eighty-four million four hundred and thirty-six thousand three hundred).

The three parties agree that the price of 100% exploration right under the Agreement is Renminbi eighty-four million four hundred and thirty-six thousand three hundred. The three parties confirm that LMSM shall apply for the mining right of Silver and Multi-Metallic Ore, Jinshizhang District, Longchuan County, Guangdong Province, which has been taken into account in the pricing of the exploration right. The expenses relating to the mining right shall be borne as specified in Clause 6.2 of the Agreement.

3.1.2 Value of the equity (excluding the value of the exploration right)

The three parties agree that the book value of net assets corresponding to 100% equity of LMSM is RMB1,883,500.

3.2 Transfer price

The three parties agree that the consideration to be paid by Party C for the 45% equity of LMSM is RMB900,000 and the consideration for the 45% exploration right is RMB37,996,300, totaling RMB38,896,300.

3.3 Terms of payment

3.3.1 Party C agrees to pay RMB10,000,000 (including RMB1,000,000 earnest money already paid to Party A) to the account designated by Party A within 7 workdays (not later than 30 December 2007 by T/T) after the Agreement becomes effective.

3.3.2 Party C shall pay RMB28,896,300 to the accounts designated by Party A and Party B respectively within 20 workdays after the Agreement becomes effective and upon receipt of the written notices of payment issued by Party A and Party B.

Article 4

Transfer procedure

4.1 Party C pays RMB10,000,000 (including RMB1 million earnest money already paid) to the account designated by Party A within 7 workdays (not later than 30 December 2007 by T/T) after entering into the Agreement.

4.2 Party C pays RMB28,896,300 to the accounts designated by Party A and Party B respectively within 20 workdays after entering into the Agreement.

4.3 Party A and Party B completes formalities with the industrial and commercial authority for the transfer of the equity under the Agreement within 30 days after entering into the Agreement, so that Party C holds 45% equity of LMSM.

4.4 Party A transfers its exploration right of Silver and Multi-Metallic Ore in Jinshizhang District to LMSM within 360 days after entering into the Agreement.

Article 5

Handling of assets and liabilities

5.1 Party A and Party B undertake that the net assets of LMSM as at 31 December 2007 will be RMB1,883,500, otherwise Party A and Party B shall supplement to that amount when Party C takes over the equity.

5.2 Party A and Party B undertake that the liabilities (including contingent liabilities) of LMSM will not increase after conclusion of the Agreement, otherwise any increased liabilities shall be borne by Party A and Party B.

5.3 If, after entering into the Agreement, Party C finds any debts or other payables of LMSM not disclosed in the Agreement (“Undisclosed Debts”, including contingent liabilities), Party C has the right to require Party A to make payment with due bank interest to LMSM or Party C within the specified period.

Article 6

Operations and management of LMSM

6.1 Upon completion of registration of the transfer with the industrial and commercial authority, LMSM shall be responsible for operations of Silver and Multi-Metallic Ore, Jinshizhang District, Longchuan County as specified in the Agreement.

6.2 Before the Exploration Right of Silver and Multi-Metallic Ore in Jinshizhang District is transferred to LMSM, all the expenses relating to the exploration right (including but not limited to the expenses for exploration and maintenance of the exploration right) shall be borne by Party A; after the said exploration right is transferred to LMSM, the expenses relating to the exploration right and the fee of the mining right, application fee and company operating cost shall be borne by LMSM.

6.3 Upon completion of registration of the transfer of equity with the industrial and commercial authority, the fund needed by LMSM for subsequent exploration and development shall, with consent of Party A and Party C, be solved by such means as capital increase, introduction of strategic investors, equity financing, and loans from shareholders.

6.4 Upon completion of registration of the transfer of equity with the industrial and commercial authority, the general meeting of LMSM shall comprise Party A and Party C, it shall be the supreme authority of LMSM, and shall exercise functions and powers pursuant to Company Law of the People’s Republic of China and the Articles of Association.

6.5 Upon completion of registration of the transfer of equity with the industrial and commercial authority, the Board of Directors of LMSM shall comprise 5 directors, including 3 appointed by Party A and 2 appointed by Party C; the chairman shall be elected by the Board. A director shall serve a term of three years and may serve consecutive terms as granted by the respective appointer.

6.6 Upon completion of registration of the transfer of equity with the industrial and commercial authority, LMSM shall set one supervisor, to be appointed by Party C. The supervisor shall serve a term of three years and may serve consecutive terms as granted by the appointer.

6.7 Upon completion of registration of the transfer of equity with the industrial and commercial authority, the operation and management team of LMSM, which shall be responsible for the daily operations management of LMSM, shall consist of one general manager, to be appointed by Party A; and one deputy general manager, to be appointed by Party C. The general manager and deputy general manager shall be engaged by the Board and shall serve 3 years.

6.8 Upon completion of registration of the transfer of equity with the industrial and commercial authority, the chief financial officer of LMSM shall be appointed by Party C and engaged by the Board.

6.9 Upon completion of registration of the transfer of equity with the industrial and commercial authority, other rules of LMSM shall be specified in the Articles of Association of LMSM.

Article 7

Special agreements

7.1 If Party A fails to transfer the exploration right under the Agreement to LMSM within 360 days after entering into the Agreement , Party A shall buy back 45% equity held by Party C in LMSM at the price of RMB900,000 within 10 days after expiry of the said period, and Party A and Party C shall contribute their respective interests in the exploration right to establish a new company within 30 days; Party A shall undertake to transfer the exploration right to the new company, and Party C’s shareholding and contribution percentage in the new company, the share of the exploration right and consideration shall remain unchanged.

7.2 Regardless how the exploration right is transferred to LMSM, Party A shall have the obligation to ensure that Party C’s shareholding percentage and consideration, the share of the exploration right and consideration shall remain unchanged.

7.3 Party A shall bear unlimited joint liability for all the obligations of Party B under the Agreement in relation to Party C.

Article 8

Statements and Undertakings

8.1 The three parties make the following statements and undertakings concerning their respective qualifications as principals:

8.1.1 The respective parties are legal persons with full capacity for civil conduct.

8.1.2 The respective parties have obtained or undertake to obtain all the authorizations and/or approvals for concluding the Agreement.

8.1.3 On the date of conclusion of the Agreement, there is no claim,

complaint, legal proceeding or government investigation making the respective parties unable to fulfill obligations under the Agreement, against the respective parties, lodged in the court or government agency, or ongoing or about to take place.

8.1.4 The conclusion or performance of the Agreement will not make any party breach the contract or agreement concluded with another person or its undertakings made unilaterally by the said party.

8.1.5 The respective parties will take all measures necessary to help complete all the formalities in relation to transfer of the equity under the Agreement to Party C.

8.2 Party A and Party B hereby make the following statements and undertakings to Party C that they:

8.2.1 lawfully and fully own the equity and exploration right under the Agreement.

8.2.2 will not set any mortgage or pledge with the said equity and exploration right before or after conclusion of the Agreement, are not restricted by any pledge, right of seizure, lien, right of first refusal, creditor’s rights, or claim for compensation, and do not have any third party’s interests.

8.3 Party C hereby makes the following statements and undertakings to Party A and B that it:

8.3.1 has lawful funds for taking over the equity and has enough capitals to fulfill its obligations under the Agreement.

8.3.2 will undertake the obligations as shareholder of LMSM in proportion to its shareholding percentage as from the date of transfer of the equity under the Agreement to Party C.

8.4 Party A, Party B and Party C hereby undertake to sign relevant documents such as equity transfer agreement, general meeting resolution and amended Articles of Association of LMSM within the specified period after entering into the Agreement .

Article 9

Amendment, cancellation and termination of the Agreement

9.1 Any amendment to the Agreement shall be executed in a supplementary written agreement signed by the three parties (two parties after change of equity). The supplementary agreement shall have the same legal force as the Agreement.

9.2 If any amendment to the Agreement involves any registered item of LMSM, the Articles of Association shall be amended accordingly.

Article 10

Liabilities for breach of the Agreement

10.1 Any act against the undertakings or the Agreement shall constitute a breach of the Agreement.

10.2 If Party C fails to fully pay the transfer price pursuant to Clause 4.1 and Clause 4.2 of the Agreement, Party C shall pay Party A a forfeit equal to 0.05% of the overdue amount for each day of delay.

10.3 If Party A and Party B fail to complete the equity transfer formalities with the industrial and commercial authority pursuant to Clause 4.3 of the Agreement, Party A shall pay Party C RMB100,000 forfeit and shall continue to perform the Agreement.

10.4 If Party A fails to complete the exploration right transfer formalities pursuant to Clause 4.4 of the Agreement, Party A shall pay Party C

RMB5,000,000 forfeit and shall continue to perform the Agreement.

10.5 Where the case may be, if Party A fails to establish a new company with Party C within the specified period pursuant to Clause 7.1 or fails to transfer the exploration right to the new company within 180 days after establishment of the new company, Party A shall pay Party C RMB5,000,000 forfeit and shall continue to perform the Agreement.

10.6 If, after conclusion of the Agreement, Party A and Party B dispose of the equity and/or exploration right under the Agreement without the written consent of Party C or enter into any form of cooperation with a third party with the said equity and/or exploration right, Party A shall pay Party C RMB5,000,000 forfeit and shall continue to perform the Agreement.

Article 11

Force majeure

If any earthquake, typhoon, flood, fire, war or any unforeseeable or unavoidable force majeure has any direct impact on the performance of the Agreement or makes it impossible to perform the Agreement as per the specified terms and conditions, the affected party shall promptly inform the other parties, shall provide details about the force majeure within 15 days, and valid documents justifying non-performance or delayed performance of the Agreement in whole or in part. Depending on the extent to which the performance of the Agreement is affected, the parties to the Agreement may negotiate cancellation of the Agreement or partial exemption from fulfillment of the duties under the Agreement or delayed performance of the Agreement.

Article 12

Governing Laws

The conclusion, effect, interpretation and performance of the Agreement and settlement of disputes shall be governed by the laws of the People’s Republic of China.

Article 13

Settlement of Disputes

Any dispute arising from performance of the Agreement or relating to the Agreement shall preferably be settled through friendly negotiation; if negotiation fails, any party has the right to refer the dispute to the People’s Court with jurisdiction in the location of registration of LMSM.

Article 14

The Agreement comes into effect and others

14.1 The Agreement shall take effect upon affixing of signatures of authorized representatives and corporate seals of Party A, Party B and Party C thereto.

14.2 The Agreement shall be executed in six originals without any duplicate, with equal legal force, with two held by each party.

14.3 The Agreement is signed by Party A, Party B and Party C in Beijing, on 28 December 2007.

(Following is the signing page without any text)

(This is the signing page without any text)

Party A: Beijing SinoTech Institute of Mineral Exploration Co., Ltd.

Signature of representative:

/s/ Wang Jingbin

Wang Jingbin

Party B: Lueyang Longda Stone Casting Co., Ltd.

Signature of representative:

/s/ Jiang Jiajing

Jiang Jiajing

Party C: Yunnan Feishang Mining Co., Ltd.

Signature of representative:

/s/ Jia Zhigang

Jia Zhigang